UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2019
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust St. Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
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Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
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This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by the Federal Home Loan Bank of Des Moines (the “Bank”) under Items 5.02, 7.01 and 9.01 on December 20, 2019 (the “Original Filing” and, together with this amendment, the “Form 8-K”) regarding the appointment of Kristina K. Williams as the Bank’s President and Chief Executive Officer. This Amendment No. 1 is being filed to include disclosure of the terms of the Bank’s employment agreement with Ms. Williams.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Bank has entered into an employment agreement (the “Agreement”) with its Chief Executive Officer, Kristina Williams, effective as of January 20, 2020 (the “Effective Date”), in order to establish her duties and compensation and to provide for her employment as President and Chief Executive Officer. The initial period of employment under the Agreement commences on the Effective Date and ends three years thereafter, with automatic one-year extensions until either Ms. Williams or the Bank provides written notice that the then-current period of employment will not be extended, or is otherwise terminated according to the provisions described below.

The Agreement provides that the Bank will initially pay Ms. Williams an annualized base salary of $850,000, subject to adjustment as described in the Agreement. Ms. Williams’ incentive target will generally not be set lower than 85% of her base salary.
Ms. Williams’ Agreement provides that:

•	the Bank or Ms. Williams may terminate employment for any reason (other than Good Reason or Cause (as such terms are defined in the Agreement)) following 60 days’ written notice to the other party;

•	the Bank may terminate for Cause immediately following written notice to Ms. Williams; and

•	Ms. Williams may terminate for Good Reason following written notice to the Bank, in each case, in accordance with the procedures set forth in the Agreement.
Termination for Cause or Without Good Reason
If Ms. Williams’ employment is terminated by the Bank for Cause or by Ms. Williams without Good Reason, the employment agreement entitles Ms. Williams to the following:

•	base salary accrued through the date of termination;

•	any unpaid incentive plan award(s), if any, earned in the year prior to the year in which the Date of Termination occurs and due to be paid in the year in which the Date of Termination occurs; and

•	all other vested benefits subject to the terms of the applicable benefits plans.
Termination Without Cause, for Good Reason, or Following a Change of Control
If Ms. Williams’ employment is terminated by the Bank without Cause or by Ms. Williams for Good Reason, in addition to the payouts previously mentioned under “Termination for Cause or Without Good Reason,” the Agreement entitles Ms. Williams to additional amounts, including the following:

•	two times the annual base salary, or, in the case that the termination occurs within 24 months following a Change of Control (as defined in the Agreement), 2.99 times the annual base salary;

•
one times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs, or, in the case that the termination occurs within 24 months following a Change of Control, 2.99 times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs;

•	the incentive plan award for the calendar year in which the date of termination occurs, prorated for the portion of the calendar year in which Ms. Williams was employed; and

•	any deferred but unpaid incentive plan awards covering periods prior to the year in which the date of termination occurs.

Termination for Death, Disability, or Retirement
If Ms. Williams’ employment is terminated due to death, disability, or qualifying retirement, in addition to the payouts described in the section entitled “Termination for Cause or Without Good Reason,” she would also be entitled to payments for certain accrued or prorated benefits and deferred incentive payments described in the Agreement, as well as continuing amounts available on such a termination under certain Bank benefit plans.

The foregoing description of Ms. Williams’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is incorporated herein by reference as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits.
Exhibit Number 10.1         Employment Agreement of Kristina Williams, Effective January 20, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 3, 2020	By:	/s/ Aaron B. Lee

Name: Aaron B. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement of Kristina Williams, Effective January 20, 2020